UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 9, 2007

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4140 Dublin Boulevard, Suite 400
Dublin, CA 94568
(Address of principal executive offices, including zip code)
(925) 452-3000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On November 9, 2007, Bradford Benson, Executive Vice President, Products and Technology of Taleo Corporation (“Taleo”), entered into a consulting agreement with Taleo, effective November 15, 2007 (the “Consulting Agreement”). In connection with entering into the Consulting Agreement, Mr. Benson will resign as Executive Vice President, Products and Technology, and the employment agreement between Mr. Benson and Taleo dated March 8, 2006 will terminate, effective November 15, 2007.
     Pursuant to the Consulting Agreement, Mr. Benson will provide certain product, technology and strategy related services for Taleo, and Taleo will pay Mr. Benson $20,000 per month. The Consulting Agreement terminates on February 28, 2008, unless terminated earlier or extended pursuant to its terms. Also, Mr. Benson is subject to nonsolicitation and noncompetition covenants for one year following the termination or expiration of the Consulting Agreement, as well as customary confidentiality covenants for the term of the Consulting Agreement and one year thereafter.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Consulting Agreement between Taleo Corporation and Bradford Benson, effective November 15, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION
By:	/s/ Katy Murray
Katy Murray
Executive Vice President and Chief Financial Officer

Date: November 13, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Consulting Agreement between Taleo Corporation and Bradford Benson, effective November 15, 2007